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                                                               EXHIBIT 10.27(a)


                                   AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is effective as of the 30th day of May, 1999 (the "Amendment Agreement"), by and among Werner Arnold ("Arnold"), ALBA Speziallampen Holding GmbH, a German limited liability company ("ALBA"), and SLI, Inc. (formerly Chicago Miniature Lamp, Inc.), an Oklahoma corporation ("SLI").

         WITNESSETH:


         WHEREAS Arnold presently serves as President of ALBA upon terms and conditions contained in an Employment Agreement entered into by the Parties to this Amendment Agreement on May 30, 1996 (the "Employment Agreement");

         WHEREAS the mentioned Employment Agreement by its terms automatically terminates on May 29, 1999 unless the Parties to it agree otherwise;

         WHEREAS Arnold wishes to continue to serve as President of ALBA upon the terms and conditions contained in the Employment Agreement as amended from time to time; and


         WHEREAS ALBA desires to continue to employ Arnold in such capacity upon the terms and conditions contained in the Employment Agreement as amended from time to time.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. The first paragraph of the Employment Agreement heading with "1. Employment" shall be replaced by the following paragraph:

         "1. Employment. ALBA agrees to employ Arnold, and Arnold agrees to be so employed, in the capacity of President. Subject to the provisions for termination as hereinafter provided, employment shall be until May 31, 2002. At the end of May 31, 2002 this Agreement shall automatically terminate without any action necessary unless the Parties hereto agree otherwise in writing. This Agreement may be terminated by either Party hereto at any time upon giving written notice to the other Party with a period of six weeks effective at the end of each calendar quarter, at the earliest, however, on September 30, 1999 ("Ordinary Termination"). Upon payment to Arnold of all amounts of compensation and expense reimbursement payable through the effective date of such termination notice, this Agreement shall thereupon terminate and be of no further force and effect and Arnold shall have no further rights to compensation or benefits hereunder, provided, however, that in case of a termination for cause the rights and duties provided herein and by law shall prevail."

         2. The rest of the Employment Agreement, as amended from time to time, shall remain in full force and effect until terminated according to the provisions contained therein as amended by the Amendment Agreement.

         3. Governing Law. This Amendment Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of Germany. In the event of a breach of this Amendment Agreement, venue for any legal proceedings shall be proper in Bamberg, Germany.

         4. Entire Agreement. This Amendment Agreement contains the entire agreement between the parties hereto and supersedes all agreements previously made between the parties hereto and supersedes all agreements previously made between the parties relating to the subject matter of this Amendment Agreement.

         5. Modification. This Amendment Agreement may be modified only by a written instrument executed by the Parties hereto.

         6. Severability. If any provision of this Amendment Agreement is determined to be invalid and/or unenforceable by a final decision of a court of competent jurisdiction, the offending provision shall be severed and the remainder of the Agreement shall survive and remain in full force and effect.

         7. Non-waiver. No delay or failure by either Party to exercise any right under this Amendment Agreement shall constitute a waiver of that or any other right.

         8. Binding effect. This Amendment Agreement shall inure to the benefit of, and be binding upon, ALBA and SLI, and their respective affiliates, subsidiaries, successors and assigns. In addition, this Amendment Agreement shall inure to the benefit of, and be binding upon Arnold, his heirs, personal representatives, successors and assigns.

         9. Headings. Headings used in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         10. Counterparts. This Amendment Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the Parties hereto executed this Agreement on 11 November, 1998 to be effective as of the day and year first above written.



                                       SLI, Inc.


                                       By /s/ Frank M. Ward
                                          ---------------------------
                                          Frank M. Ward, President

                                                  "SLI"

                                       ALBA SPEZIALLAMPEN HOLDING GmbH


                                       By /s/ Werner Arnold
                                          ---------------------------
                                          Werner Arnold, President


                                                  "ALBA"

                                           /s/ Werner Arnold
                                          ---------------------------
                                          Werner Arnold


                                                 "Arnold"